NETWORK EQUIPMENT TECHNOLOGIES, INC.
         Computation of Primary and Fully Diluted Earnings Per Share
            (in thousands, except per share amounts - unaudited)


                                                                    Three Months Ended
                                                                   June 29,    June 30,
                                                                     1997        1996
                                                                   --------    --------
Primary
   Earnings:
      Net income                                                   $  5,655    $  4,478
                                                                   ========    ========

   Shares:
      Weighted average number of common shares outstanding           21,064      20,880

      Number of common equivalent shares assuming exercise
        of stock options                                                689         727
                                                                   --------    --------
                                                                     21,753      21,607
                                                                   ========    ========

   Primary earnings per share                                      $    .26    $    .21
                                                                   ========    ========

Fully Diluted
   Earnings:
      Net income                                                   $  5,655    $  4,478
                                                                   ========    ========

   Shares:
      Weighted average number of common shares outstanding           21,064      20,880

      Number of common equivalent shares assuming exercise
        of stock options                                              1,015         727

      Number of common equivalent shares assuming conversion
        of convertible securities (1)                                   -           -
                                                                   --------    --------
                                                                     22,079      21,607
                                                                   ========    ========

   Fully diluted earnings per share                                $    .26    $    .21
                                                                   ========    ========




_______________________

(1) The assumed conversion of these common stock equivalents was excluded as it was anti-dilutive.